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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Westfield Financial, Inc.
             (Exact name of registrant as specified in its charter)

              Massachusetts                              73-1627673
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       (State of incorporation or           (I.R.S. Employer Identification No.)
              organization)

141 Elm Street, Westfield, Massachusetts                    01085
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(Address of principal executive offices)                 (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered:                each class is to be registered:

 Common Stock, par value $0.01 per share         The NASDAQ Stock Market LLC
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act: None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

      For a description of the shares of common stock, par value $0.01 per share, of Westfield Financial, Inc. being registered hereunder, as required by
Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of Capital Stock of New Westfield Financial" in the Registration Statement on Form S-1 (Registration No. 333-137024), as originally filed with the Securities and Exchange Commission (the "Commission") on August 31, 2006, and all amendments thereto, sections of which are incorporated herein by reference.

      In a Form 8-K filed with the Commission on January 5, 2007, New Westfield Financial, Inc. amended its Articles of Organization and Bylaws to change its name from New Westfield Financial, Inc. to Westfield Financial, Inc., sections of which are incorporated herein by reference.

Item 2. Exhibits.

      The following documents are filed as a part of the registration statement (for the purposes of example only):

Exhibit No.     Description
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1               Articles of Organization of Westfield Financial, Inc.(1)
2               Bylaws of Westfield Financial, Inc.(1)
3               Form of Stock Certificate of Westfield Financial, Inc.(2)

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(1)   Incorporated by reference to the Current Report on Form 8-K of Westfield
      Financial, Inc. filed with the Commission on January 5, 2007.
(2) Incorporated by reference to the Registration Statement on Form S-1 (No. 333-137024) filed with the Commission on August 31, 2006, as amended.
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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Westfield Financial, Inc.
                                        Date: August 20, 2007


                                        By: /s/ Michael J. Janosco, Jr.
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                                            Name: Michael J. Janosco, Jr.
                                            Title: Chief Financial Officer and
                                                   Treasurer